Exhibit 99.1

News Release
For Immediate Release

Investor Contact:	Media Contact:

Tyler Lindwall	Eric Smith
Phone: 612-704-0147	Phone: 720-772-0877
E-mail: investor.relations@vistaoutdoor.com	E-mail: media.relations@vistaoutdoor.com
Vista Outdoor Announces Increased Purchase Price from CSG for The Kinetic Group of $2.15 Billion and Increased Cash Consideration of $24.00 Per Share
Vista Outdoor Reaffirms Fiscal Year 2025 Outlook; Reports Preliminary Q1 FY2025 Results
Revelyst Expected to Pursue 12-Month $50 Million Share Repurchase Program; Strategically Positioned to Unlock Meaningful Growth and Margin Expansion
Special Meeting of Stockholders to be Adjourned to July 30, 2024
Company to Host Earnings Conference Call on Tuesday, August 6, 2024, at 9 a.m. ET to Review Full Quarterly Results, Outlook and Strategy
ANOKA, Minn., July 22, 2024 – Vista Outdoor Inc. (NYSE: VSTO) (“Vista Outdoor”, “we” or the “Company”) today announced that on July 21, 2024, the Company entered into an amendment to the merger agreement with Czechoslovak Group a.s. (“CSG”). In addition, the Company reaffirmed its Fiscal Year 2025 outlook and reported preliminary, unaudited Q1 Fiscal Year 2025 results.
CSG Increases Purchase Price for The Kinetic Group
The amended merger agreement with CSG further increases the base purchase price payable by CSG for the acquisition of The Kinetic Group business (the “CSG Transaction”) by $50 million to $2.15 billion.
In addition, Vista Outdoor has determined that an additional ~$125 million of cash should be returned to Vista Outdoor’s stockholders as cash consideration. This follows a careful review of Revelyst’s capital allocation strategy, contemplated divestitures and the availability of the ABL facility, and the determination that capitalizing Revelyst with cash and cash equivalents of ~$125 million is sufficient to execute the Revelyst business plan.
In total, the increase in the base purchase price payable by CSG combined with the additional cash being returned to stockholders by Vista Outdoor increases the cash consideration payable to Vista Outdoor stockholders in the CSG Transaction by $3.00 per share to $24.00 in cash per share of Vista Outdoor common stock. Based on the amended merger agreement with CSG, Vista Outdoor stockholders will receive at the closing of the CSG Transaction, $24.00 per share in cash and one share of Revelyst common stock, in each case, per share of Vista Outdoor common stock.
Vista Outdoor is confident that the CSG Transaction maximizes value for its stockholders by providing for a $2.15 billion purchase price, representing a $240 million increase from the original $1.91 billion purchase price, and cash consideration of $24.00 per share of Vista Outdoor common stock, close to double the cash consideration per share from the original cash consideration of $12.90 per share of Vista Outdoor common stock, and a share of Revelyst stock. Vista Outdoor firmly believes this increased offer is superior to MNC Capital’s proposal of $42.00 per share as the CSG Transaction allows stockholders to lock in the $2.15 billion purchase price for The Kinetic Group and benefit from both the expected increase in multiple from the separation of Revelyst into a standalone company as well as participate in the significant EBITDA expansion through growth in the Revelyst business and $100 million of cost savings from the GEAR Up program over the next three years.
Rather than looking at MNC Capital's proposal in isolation, we urge stockholders to take into account the significant increase in value since the CSG merger agreement was first signed in October 2023, which is comprised of (i) the meaningful increase in CSG's purchase price of $240 million (~$4.05 per share) for The Kinetic Group, and (ii) Vista Outdoor's additional cash generation of $190 million (~$3.20 per share) during this time that is directly being returned to stockholders as cash consideration in the CSG Transaction.
In summary, the CSG Transaction delivers $430 million (~$7.25 per share) in additional value to Vista Outdoor stockholders since CSG’s original offer and enables stockholders to receive 100% of the cash that the Company has generated in the interim period plus retain the upside in Revelyst. Voting “FOR” the CSG Transaction allows stockholders to crystalize this value increase, as opposed to MNC Capital using Vista Outdoor’s own cash to finance its fixed price per share proposal.
“We are pleased that CSG has increased its purchase price for The Kinetic Group, underscoring their continued commitment to the transaction and the underlying value they see in our business,” said Michael Callahan, Chairman of the Board of Directors. “We are confident the transaction with CSG maximizes value for our stockholders and provides stockholders the opportunity to realize superior value in Revelyst when separated from The Kinetic Group. We urge stockholders to vote for the CSG Transaction, which delivers clear, compelling value and the ability to close in early August.”
Special Meeting of Stockholders to be Adjourned
The Vista Outdoor Board of Directors also announced it will adjourn the special meeting of stockholders scheduled to be held virtually on July 23, 2024, at 9:00 am (Central Time) to July 30, 2024, at 9:00 am (Central Time) to enable the Company to engage with stockholders prior to the vote in light of recent developments.
Reaffirms Outlook for Fiscal Year 2025
The Company reaffirms its guidance for Fiscal Year 2025 for Vista Outdoor, as well as The Kinetic Group and Revelyst. The Company expects the following results for Fiscal Year 2025, among other guidance previously disclosed:
•Sales in the range of $2.665 billion to $2.775 billion
–The Kinetic Group Sales expected to be approximately $1.425 billion to $1.475 billion
–Revelyst Sales expected to be approximately $1.240 billion to $1.300 billion
•Adjusted EBITDA in the range of $410 million to $490 million1
–The Kinetic Group adjusted EBITDA expected to be approximately $350 million to $400 million
–Revelyst adjusted EBITDA expected to be approximately $130 million to $160 million
Vista Outdoor expects that Revelyst will pursue a 12-month $50 million share repurchase program following the closing of the CSG Transaction, subject to approval by the Revelyst Board of Directors.
“Our balance sheet remains strong, with our net debt decreasing by $81 million during the quarter to $579 million,” said Andrew Keegan, CFO of Vista Outdoor. “At Revelyst, we have been sharply focused on reducing inventory levels, and I am pleased with the progress our team has made, which has resulted in an approximately $100 million inventory reduction from the year prior and nearly $10 million sequentially from the prior quarter. These efforts
1 Vista Outdoor does not calculate GAAP net income at the segment level and is not providing preliminary Q1 FY2025 net income at this time, and accordingly, has not reconciled our segment operating income to consolidated net income. We have included a reconciliation of Adjusted EBITDA to our segment operating income. See page five of this press release for more information.

continue to drive down our debt levels and contribute to maintaining our healthy balance sheet. At The Kinetic Group, the team remains steadfast on achieving our financial expectations while continuing to face competitive pricing and input cost headwinds, especially for copper and powder.”
“Looking forward, we expect to see increased sales and EBITDA momentum in the quarters ahead at Revelyst, as a result of new and exciting product launches, cross collaborations and improvements in our channel strategy. We have also seen tremendous progress with our GEAR Up transformation program, which contributed $5 million in realized cost savings in Q1 FY2025, providing a clear path to $25- $30 million of cost savings in FY2025. This progress gives us confidence in our expectation to double Revelyst standalone adjusted EBITDA during the year.” Mr. Keegan concluded.
Preliminary Q1 2025 Financial Results
Note that in the results below when referring to “Revelyst”, it comprises three operating and reportable segments: Revelyst Adventure Sports, Revelyst Precision Sports Technology and Revelyst Outdoor Performance. Please see Vista Outdoor’s Fiscal Year 2024 Annual Report on Form 10-K for the year ended March 31, 2024, for additional information.
Revelyst Results
•Sales are expected to decrease to a range of $272 million to $276 million. The decline relative to FY2024 Q1 was primarily driven by $13 million of orders expected in Q1 shifting to Q2 due to challenges related to shipping filled orders at the end of the quarter and delayed new product introductions to Q2, strong new product launches at Bushnell Golf in the prior year period, the divestiture of the RCBS brand, year over year pre-order delivery timing delays at Revelyst Adventure Sports and the February 2024 fire at Fiber Energy’s main production facility that temporarily shuttered operations, partially offset by another quarter of growth at Foresight from the strong launch of the QuadMAX and Foresight Falcon product offerings, the launch of the Gridiron line of flat top griddles at Camp Chef, and an increase in government sales as we increase our focus on our support of our freedom fighters both domestically and internationally.
•Operating income2 is expected to be in the range of ($2.5) million to ($0.5) million.
•Adjusted EBITDA is expected to be in the range of $14.5 million to $16.5 million. The decrease relative to FY2024 Q1 was primarily driven by lower volume due to the factors described in the sales discussion above partially offset by $5 million in realized cost savings from the GEAR Up transformation program, reduced ocean freight rates at Revelyst Adventure Sports and component cost savings at Revelyst Precision Sports Technology.
Revelyst Highlights
•In Adventure Sports, there is “newness” gaining traction with customers where many new styles, such as the V3RS, Raceframe, Purevue and more are sold out. The Company intends to further capitalize on this behavior with upcoming product launches across the platform;
•In Outdoor Performance, recent and upcoming new product launches across the platform including the successful launch of the Camp Chef Gridiron in the spring, which drove 8% growth in the flattop category, and the upcoming Bushnell R-Series Optics, demonstrate the Company’s commitment to innovation; and
•In Precision Sports Technology, Foresight saw another quarter of growth as a result of the QuadMAX and Falcon product launches. The delayed launch of the Phantom 3 GPS drove Bushnell Golf sales lower than expected in the quarter, though the Company still expects this product to capture additional sales for the rest of FY2025. Foresight and Bushnell Golf are now under the same roof and cross collaborating on new products, including an exciting innovation the Company plans to announce later this year.
“Vista Outdoor executed against our plan in the first quarter, and we are grateful for the hard work across the organization that has driven solid results in the face of continued market headwinds in certain segments, which gives us confidence in our full year financial targets,” said Eric Nyman, Co-CEO of Vista Outdoor and CEO of Revelyst.
2 Vista Outdoor does not calculate GAAP net income at the segment level and is not providing preliminary Q1 FY2025 net income at this time, and accordingly, has not reconciled our segment operating income to consolidated net income. We have included a reconciliation of Adjusted EBITDA to our segment operating income. See page five of this press release for more information.

“We are looking forward to bringing this separation process to an end which will allow further focus by our teams on the opportunities ahead. At Revelyst we continue to leverage our portfolio of category defining Power Brands to win market share despite challenges related to market softness, order timing and divestitures. Specifically at Simms, we hold a dominant position in waders and are gaining share in sportswear; at Bushnell Golf, we continue to set the standard with our leading position; and at Fox, Bell, Giro and CamelBak we are capturing share across numerous categories, including Helmets, Mountain Bike Protection and Bike Hydration despite a declining market environment. We remain focused on driving growth and share gains regardless of market conditions and are poised to revolutionize our future through innovative, brand-led and consumer obsessed product and technology offerings, as well as leading partnerships.”
Nyman continued, “Across the enterprise, we are making good progress on our GEAR Up transformation, where we saw $5 million in realized savings during the quarter. We significantly reduced our inventories by over $100 million year over year and continue to create an optimal portfolio through strategic M&A with the sale of the Fiber Energy business in the second quarter. The GEAR Up transformation is working to simplify our business model, increase efficiency and expand strategic opportunities that allow us to reinvest in our highest potential brands, with more progress expected in the months ahead.”
The Kinetic Group Results
•Sales are expected to be between $368 million and $372 million. The decrease relative to FY2024 Q1 was driven by lower shipments across nearly all categories partially offset by increased price.
•Operating income3 is expected to be in the range of $102.0 million to $106.0 million.
•Adjusted EBITDA is expected to be in the range of $108.5 million to $112.5 million. The decrease relative to FY2024 Q1 was driven by lower volume, increased input costs in powder and copper and increased SG&A partially offset by increased price.
“The Kinetic Group delivered a strong start to the year, reporting sales in line with expectations and profitability ahead of expectations,” said Jason Vanderbrink, Co-CEO of Vista Outdoor and CEO of The Kinetic Group. “The team continues to navigate a dynamic environment, including a global powder shortage, increasing input costs including for copper and powder, and competitive market pricing, with a continued focus on execution and delivering on our financial expectations. As our history shows from TKG, we are laser focused on operational excellence and never resting on our laurels in every aspect of our business. As we enter the election season, we are focused on controlling matters we can control and continuing to drive value for our stockholders and other stakeholders. As we continue FY25, the company has, without question, the most innovative product launch coming in our long history of game changing technologies.”
These preliminary results for Q1 2025 are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s quarter-end procedures. Vista Outdoor’s preliminary financial results should not be viewed as a substitute for full audited or reviewed financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on these preliminary financial results. Vista Outdoor’s independent registered public accounting firm has not completed review procedures on the preliminary financial results included in this press release or expressed any form of assurance on such preliminary financial results. In addition, items or events may be identified or occur after the date of this press release due to the completion of operational and financial closing procedures, final review adjustments and other developments that may require Vista Outdoor to make material adjustments to the preliminary financial results included in this press release.
Q1 FY2025 Earnings Conference Call and Webcast Information
Vista Outdoor will issue its full first quarter earnings results after market close on Monday, August 5, 2024, and host a conference call on Tuesday, August 6, 2024, at 9 a.m. ET. In addition to the results, the company expects to discuss its outlook and financial guidance and may discuss matters of strategy during the call. The conference call
3 Vista Outdoor does not calculate GAAP net income at the segment level and is not providing preliminary Q1 FY2025 net income at this time, and accordingly, has not reconciled our segment operating income to consolidated net income. We have included a reconciliation of Adjusted EBITDA to our segment operating income. See page five of this press release for more information.

will be accessible through a live webcast. Interested investors and other individuals can access the webcast and view and/or download the press releases via Vista Outdoor’s website (vistaoutdoor.com). Choose “Investors” then “Events and Presentations.” For those who cannot participate in the live webcast, a telephone recording of the conference call will be available. The telephone number is 1-866-813-9403, and the access code is 360569. The recording will be available until Thursday, Sept. 5, 2024.
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About Vista Outdoor Inc.
Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. Brands include Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing, QuietKat, Stone Glacier, Federal Ammunition, Remington Ammunition and more. Our reporting segments, Revelyst Outdoor Performance, Revelyst Adventure Sports, Revelyst Precision Sports Technology (combined “Revelyst”) and The Kinetic Group, provide consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. For news and information, visit our website at www.vistaoutdoor.com.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is defined as net income before other income (expense), interest, taxes, depreciation and amortization and amortization of cloud computing software. We calculate “Adjusted EBITDA margins” as Adjusted EBITDA divided by net sales. Vista Outdoor management believes adjusted EBITDA and adjusted EBITDA margin provide investors with an important perspective on the Company’s core profitability and help investors analyze underlying trends in the Company’s business and evaluate its performance on an absolute basis and relative to its peers. Adjusted EBITDA and adjusted EBITDA margin should be considered in addition to, and not as a substitute for, GAAP net income and GAAP net income margin. Vista Outdoor’s definitions may differ from those used by other companies.
Segment Adjusted EBITDA Reconciliation

For the three months ended June 30, 2024
(in thousands except percentages)	The Kinetic Group	Revelyst
Segment operating income(1)	~$102,000 - $106,000	~$(2,500) - $(500)
Depreciation and amortization	~6,500	~16,500
Amortization of cloud computing software costs(2)	—	~500
Adjusted segment EBITDA	~$108,500 - $112,500	~$14,500 - $16,500
Operating income margin	~27.5% - 28.5%	~(1.0%) - 0.0%
Adjusted segment EBITDA margin	~29.5% - 30.0%	~5.0% - 6.0%
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(1)The values presented above are preliminary results within the ranges provided for the preliminary segment results above and may change. We do not calculate GAAP net income at the segment level, but have provided segment operating income as a relevant measurement of profitability. Segment operating income does not include interest expense and taxes as well as other non-cash and non-recurring items.
(2)Amortization of cloud computing software costs consist of expense recognized in selling, general and administrative expense for capitalized implementation costs of IT. This expense is not included in depreciation and amortization above.
Forward-Looking Statements
Some of the statements made and information contained in these materials, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: Vista Outdoor Inc.’s (“Vista Outdoor”, “we”, “us” or “our”) plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the previously announced transaction among Vista Outdoor, Revelyst, Inc., CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK Group a.s. (the “Transaction”), including (i) the failure to receive, on a timely basis or otherwise, the required approval of the Transaction by our stockholders, (ii) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (iii) the possibility that competing offers or acquisition proposals may be made, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Transaction, including in circumstances which would require Vista Outdoor to pay a termination fee, (v) the effect of the announcement or pendency of the Transaction on our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, vendors, service providers and others with whom we do business, or our operating results and business generally, (vi) risks related to the Transaction diverting management’s attention from our ongoing business operations and (vii) that the Transaction may not achieve some or all of any anticipated benefits with respect to either business segment and that the Transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all; impacts from the COVID-19 pandemic on our operations, the operations of our customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the COVID-19 pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers.
You are cautioned not to place undue reliance on any forward-looking statements we make, which are based only on information currently available to us and speak only as of the date hereof. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2024, and in the filings we make with Securities and Exchange Commission (the “SEC”) from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.

No Offer or Solicitation
This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Additional Information and Where to Find It
These materials may be deemed to be solicitation material in respect of the Transaction. In connection with the Transaction, Revelyst, Inc., a subsidiary of Vista Outdoor, filed with the SEC a registration statement on Form S-4 in connection with the proposed issuance of shares of common stock of Revelyst, Inc. to Vista Outdoor stockholders pursuant to the Transaction, which Form S-4 includes a proxy statement of Vista Outdoor that also constitutes a prospectus of Revelyst, Inc. (the “proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING OUR PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The Registration Statement was declared effective by the SEC on March 22, 2024, and we have mailed the definitive proxy statement/prospectus to each of our stockholders entitled to vote at the meeting relating to the approval of the Transaction. Investors and stockholders may obtain the proxy statement/ prospectus and any other documents free of charge through the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Vista Outdoor will be available free of charge on our website at www.vistaoutdoor.com.
Participants in Solicitation
Vista Outdoor, Revelyst, Inc., CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK GROUP a.s. and their respective directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from our stockholders in respect of the Transaction. Information about our directors and executive officers is set forth in our proxy statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge through the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the Transaction, which may, in some cases, be different than those of our stockholders generally, is also included in the proxy statement/prospectus relating to the Transaction.